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                                                                    EXHIBIT 21.1



                        Subsidiaries of the Registrant
                        ------------------------------


Name                                               Jurisdiction of Organization
----                                               -----------------------------

American Photocopy Equipment Company                        Delaware
of Pittsburg dba AMCOM Office Systems

Berney, Inc.                                                Alabama
     Southern Copy Systems, Inc.                            Alabama

Connecticut Business Systems, Inc.                          Connecticut

Conway Office Products, Inc.                                New Hampshire
     Business Equipment Unlimited                           Maine
     Eastern Copy Products, Inc.                            New York
     Cameron Office Products, Inc.                          Massachusetts

Copy Service and Supply, Inc.                               North Carolina

Duplicating Specialties, Inc. dba Copytronix                Oregon

Electronic Systems, Inc.                                    Virginia
     Electronic Systems of Richmond, Inc.                   Virginia

Felco Office Systems, Inc.                                  Texas

Global Imaging Finance Company                              Delaware

Global Imaging Operations, Inc.                             Delaware

Quality Business Systems, Inc.                              Washington

Southern Business Communications, Inc.                      Georgia